Exhibit 10.10

Equity Pledge Agreement

This Equity Pledge Agreement(hereinafter referred to as “this Agreement”) is signed by and among the following parties in Beijing, China, on the date of December 13, 2017:

Party A:                        Pintec (Beijing) Technology Co., Ltd. (hereafter referred to as “the Pledgee”)

Party B:                        WEI Wei, Identity Card Number: *********************;

PENG Xiaomei, Identity Card Number: *********************;

(hereinafter referred to as “the Pledgors”)

Party C:                        Xuanji Intelligence (Beijing) Technology Co., Ltd.

In this Agreement, the Pledgee, Pledgors, and Party C are referred to individually as “a party”, and collectively referred to as “parties”.

Whereas:

1.                                      The Pledgors hold 100% of Party C’s equity. Party C, a limited liability company registered in Beijing, China, is engaged in technology promotion service; market survey; data processing (except for the bank card center and cloud computing data center with PUE values over 1.5); basic software service; application software service (except medical software); conference service; economics and trade consultation; exhibition arrangement; product design; supply chain management; sales of gold, mineral (except for onsite trading and storage of coals within Beijing) and silver products (except silver coins), jewelry, handicrafts, daily necessities; import and export of goods, agency and technological consulting services for import and export; financial service and financial knowledge management outsourcing entrusted by financial institutions. (The company shall select operational items and operate business in accordance with laws; in the case of business categories subject to approval by competent authorities, it may carry out the approved items after such business has been approved; and shall not engage in the business activities prohibited or restricted in industrial policies in Beijing.) Party C acknowledges the respective rights and obligations of the Pledgee and the Pledgors under this Agreement and agrees to provide necessary assistance to register the aforementioned pledge;

2.                                      The Pledgee is a wholly foreign-owned enterprise registered in Beijing, China. The Pledgee and Party C entered into an exclusive business cooperation agreement (hereinafter referred to as “the Exclusive Business Cooperation Agreement”) on the date of December 13, 2017. The Pledgors, Party C and the Pledgee entered into an exclusive option agreement (hereinafter referred to as the “Exclusive Option Agreement,” together with the Exclusive Business Cooperation Agreement and that certain other agreements, are hereinafter referred to as the “Project Agreements”) on the date of December 13, 2017;

3.                                      Purpose of pledge: to ensure that: (A) The Pledgee can receive all due payments from Party C under the Exclusive Business Cooperation Agreement, including but not limited to consultation and service fees; and (B) The Pledgee can effectively exercise the right to purchase the equity and/or assets under the Exclusive Option Agreement; the Pledgors agree to use all the equity that they hold in Party C as pledge for the obligations of Party B and Party C under the Project Agreements.

Therefore, all the parties hereto agree to enter into this Agreement in accordance with the following terms and conditions.

1.                                      Definition

Unless otherwise provided in this Agreement, the following terms shall have the following meanings assigned to them:

1.1                               The “pledge” refers to the security interest granted by the Pledgors to the Pledgee in accordance with Article 2 hereof, that is, the Pledgee shall have priority in claim for the proceeds from the transfer, auction or sale of the equity hereunder.

1.2                               “Pledged Equity” refers to all the 100 % of Party C’s equity currently held by the Pledgors (more specifically, one Pledgor, WEI Wei, holds 78.00% of the equity of Party C, RMB 39.00 million Yuan of the pledged equity and RMB 39.00 million Yuan of the secured creditor’s right; another Pledgor, PENG Xiaomei, holds 22.00% of the equity of Party C, RMB 11.00 million Yuan of the pledged equity and RMB 11.00 million Yuan of the secured creditor’s right), as well as dividends as are described under Articles 2.3 of this Agreement.

1.3                               “Term of Pledge” refers to the term under Article 3 of this Agreement.

1.4                               “Project Agreements” shall have the same meaning assigned to it in the preamble to this Agreement.

1.5                               “Contractual Obligations” refers to all the contractual obligations of the Pledgors and Party C under this Agreement and the Project Agreements.

1.6                               “Secured Debt” refers to obligations to pay and other obligations of Party C under the Exclusive Business Cooperation Agreement, as well as all the direct, indirect, derivative damages and loss of predictable benefits that the Pledgee may sustain owing to any breach of contract by the Pledgors and/or Party C (as defined below). The basis of the amount of such damages and loss includes but is not limited to reasonable commercial plans and profit forecasts of the Pledgee, the service fees to be paid by Party C under the Exclusive Business Cooperation Agreement (no less than RMB 50.00 million Yuan), as well as all the expenses incurred by the Pledgee to enforce the Contractual Obligations of the Pledgors and/or the Company.

1.7                               “Events of Default” refers to any circumstances as are listed under Article 7 of this Agreement.

1.8                               “Notice of Default” refers to the notices issued by the Pledgee under this Agreement declaring an event of default.

2.                                      Pledge

2.1                               As collateral for the repayment of the Secured Debt, the Pledgors hereby pledge all the Pledged Equities to the Pledgee, and Party C hereby permits the Pledgors to pledge the Pledged Equities to the Pledgee in accordance with the terms and conditions of this Agreement.

2.2                               The Pledgors undertake that they will be responsible for entering the equity pledge arrangements hereunder into the register of members of Party C.

2.3                               During the Term of Pledge, the Pledgee shall have the right to receive the proceeds from the pledge equity (including but not limited to any dividends or profits therefrom). The Pledgors may share the dividends or dividends from the Pledged Equity, subject to the Pledgee’s prior written consent.  The dividends or profits distributed by the Pledgor for the Pledged Equity shall be deposited into the designated account of the Pledgee, supervised by the Pledgee and shall be first used to repay the Secured Debt.

3.                                      Term of Pledge

3.1                               The Pledge shall enter into force upon registration with the competent administrative department for industry and commerce (hereinafter referred to as “the Registration Authority”) in the place where Party C is located. All the parties hereto agree that the Pledgors and Party A shall submit the registration application for the equity pledge to the Registration Authority within twenty (20) working days after the conclusion of this Agreement.  The parties further agree that, within twenty (20) working days after the date when the application for registration of equity pledge is formally accepted by the Registration Authority, they shall complete all the registration formalities and obtain the Registration Notice issued by the Registration Authority. The Registration Authority shall fully and accurately enter the equity pledge into the equity pledge registration books.

3.2                               The term of this Agreement shall terminate upon the full performance of all Contractual Obligations hereunder or the complete and full repayment of all the Secured Debt.

4.                                      Custody of Equity Records

During the Term of Pledge under this Agreement, the Pledgors shall, within one(1) week after the conclusion of this Agreement, deliver the Register of Members recording the pledge hereunder to the Pledgee for safekeeping. The Pledgee shall keep such register throughout the Term of Pledge hereunder.

5.                                      Representations and Undertakings by the Pledgors

5.1                               The Pledgors are Chinese citizens/legal persons, have full capacity for conduct and the necessary legal rights, authority and ability to sign this Agreement and to undertake the legal obligations under this Agreement. This Agreement is duly signed by the Pledgors and constitutes legal, valid and binding obligations of the Pledgors.

5.2                               The Pledgors are the sole legal and beneficial owner of the Equity hereunder, and there is no dispute over the ownership of the pledge. The Pledgors shall have the right to dispose of the Pledged Equity and any part thereof.

5.3                               Aside from the pledge, the Pledgors do not set any security rights or any other encumbrance on the Equity hereunder.

5.4                               Any and all third-party consent, approval, waiver and authorization, any and all governmental approval, licensing and exemption, and any and all registration or documentation with any competent government authority (if required by law), as may be necessary for the conclusion and performance of this Agreement and the Pledge hereunder, have been properly obtained or secured (except for the pledge registration with the Registration Authority), and will be fully effective and valid throughout the term of this Agreement.

5.5                               The Pledgors hereby undertake to the Pledgee that the above-mentioned representations and undertakings are true and correct and will be fully observed under any circumstance before the Contractual Obligations are fully performed or the Secured Debt are fully repaid.

6.                                      Undertakings and Further Consent by the Pledgors

6.1                               During the term of this Agreement, the Pledgors hereby undertake to the Pledgee that the Pledgors shall:

6.1.1                     Except for the purpose of performing the the Exclusive Option Agreement, and without the prior written consent of the Pledgee, the Pledgors may not transfer the equity, or set any security interest or other encumbrances on the Equity hereunder that may affect the rights and interests of the Pledgee in such equity.

6.1.2                     Where there occurs any event or the Pledgors receive any notice that may affect all or part of the Pledgee’s interest in the Equity, or where there occurs any event or the Pledgors receive any notice that may affect any of the undertakings made by the Pledgors or any other obligations hereunder, the Pledgors shall promptly notify the Pledgee.

6.2                               The Pledgors agree that the right and interest that the Pledgee obtains in the pledge may not be interrupted or prejudiced by any legal proceeding of the Pledgors or any successor or representative thereof or any other person.

6.3                               The Pledgors hereby undertake to the Pledgee that they will abide by and perform all their undertakings, commitments, agreements, representations and conditions under this Agreement. Where the Pledgors fail to fulfill or fail to fully fulfill their undertakings, commitments, agreements, representations and conditions, the Pledgors shall indemnify the Pledgee against all losses that may arise as a result of such failure.

6.4                               The Pledgors hereby waive their preemptive right they may have when the Pledgee exercises the pledge.

7.                                      Events of Default

7.1                               The following circumstances shall be deemed as Events of Default:

7.1.1                     Where Party C fails to pay in full the consultancy and service fees payable under the Exclusive Business Cooperation Agreement or breaches any other obligations of Party C under the Agreement;

7.1.2                     Where Party C or the Pledgors violate any other Project Agreement;

7.1.3                     Where any of the representations or undertakings made by the Pledgors under Article 5 of this Agreement contains any serious misrepresentation or error, and/or either of the Pledgors violates any of the undertakings under Article 5 of this Agreement; or where the Pledgors breach the undertakings or further consent under Article 6 of this Agreement;

7.1.4                     The Pledgors and Party C fail to complete the equity pledge registration with the Registration Authority as is required by Clause 3.1 hereof;

7.1.5                     Where the Pledgors or Party C violates any other term or condition of this Agreement;

7.1.6                     Except as expressly provided in Article 6 hereof, the Pledgors transfer or intend to transfer or abandon the Pledged Equity or assigns the Pledged Equity without the written consent of the Pledgee;

7.1.7                     Where any loan, undertaking, compensation, commitment or other liability to of the Pledgors to any third party: (1) is required to be effected or performed ahead of schedule due to any breach of agreement by the Pledgors; or (2) becomes mature yet cannot be repaid or performed as scheduled;

7.1.8                     Where any approval, license, permit or authorization of a governmental agency that enables this Agreement to be enforceable, lawful and effective is withdrawn, suspended, invalidated or otherwise materially altered;

7.1.9                     Where the promulgation of any applicable law renders this Agreement illegal or makes it impossible for the Pledgors to continue performing their obligations under this Agreement;

7.1.10              Where there is any adverse change in the property owned by the Pledgors, as a result of which the Pledgee believes that the ability of the Pledgors to fulfill their obligations under this Agreement has been adversely affected;

7.1.11              Where the successor or trustee of Party C can only partially fulfill or refuse to perform the payment responsibilities under the Exclusive Business Cooperation Agreement or the Exclusive Option Agreement; and

7.1.12              Any other circumstance under which the Pledgee is unable to or may possibly be unable to exercise its right relating to the pledge.

7.2                               Upon becoming aware of or uncovering any of the circumstances under Article 7.1 hereof or any event which may result in the said circumstances, the Pledgors shall promptly notify the Pledgee in writing.

7.3                               Unless any of the default events as listed in Section 7.1 hereof is properly settled to the satisfaction of the Pledgee, the Pledgee may, upon the occurrence of the event of default or at any time after the occurrence of the event of default, issue a Notice of Default to the Pledgors, require the Pledgors to pay promptly all outstanding payments due under the Project Agreements, as well as all other amounts due to be paid to the Pledgee, and/or to dispose of the pledge in accordance with Article 8 of this Agreement.

8.                                      Exercise of Pledge

8.1                               Before the Secured Debt is repaid in full and without the written consent of the Pledgee, the Pledgors shall not transfer the pledge or equity they hold in Party C, or pledge the equity to any third party.

8.2                               The Pledgee may issue a Notice of Default to the Pledgors while exercising the pledge.

8.3                               Subject to Clause 7.3 of this Agreement, the Pledgee may exercise the right to enforce the pledge upon delivering the Notice of Default according to Clause 7.2 hereof or at any time after the issuance of the Notice of Default.

8.4                               The Pledgee shall have the priority of claim on proceeds from the transfer, auction or sale of all or part of the Pledged Equity under this Agreement, in accordance with the statutory procedures, until all outstanding payments due under the Project Agreements and all other payments due to the Pledgee are duly paid in full.

8.5                               Where the Pledgee disposes of the pledge in accordance with this Agreement, the Pledgors and Party C shall provide necessary assistance, so as to enable the Pledgee to exercise the pledge in accordance with this Agreement.

9.                                      Transfer

9.1                               Without the prior written consent of the Pledgee, the Pledgors may not transfer or assign any of its rights and obligations under this Agreement; However, the Pledgee may, at any time, assign or delegate its rights and obligations under this Agreement without the consent of the Pledgors or Party C, provided, however, the Pledgee shall notify the Pledgee and Party C hereof within a reasonable period of time.

9.2                               This Agreement shall be binding on the Pledgors and the successor and the authorized transferees thereof, and it shall inure to the Pledgee and each of its successors and assignees.

9.3                               The Pledgee may at any time transfer any and all its rights and obligations under the Project Agreements and/or this Agreement, to its designated person(s) (natural persons/legal persons), in which case the assignee shall enjoy and assume the rights and obligations of the Pledgee under this Agreement, as if it were an original party to this Agreement. Where the Pledgee transfers its rights and obligations under the Project Agreements, the Pledgors shall, upon the request of the Pledgee, sign the relevant agreements or other documents relating to such transfer.

9.4                               If Pledgee is replaced as a result of the transfer, the Pledgors shall, at the request of the Pledgee, sign a new pledge contract on the basis of the same terms and conditions as this Agreement, and sign other relevant documents such as a modified Business Cooperation Agreement, the Exclusive Option Agreement, Power of Attorney and other Project Agreements.

9.5                               The Pledgors shall strictly abide by the terms and conditions of this Agreement and other contracts signed by either or all of the parties hereto, including the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and Power of Attorney granted to the Pledgors, perform the obligations under this Agreement and other contracts, and refrain from acts/omissions that may affect the effectiveness and enforceability thereof. Unless otherwise instructed by the Pledgee in writing, the Pledgors shall not exercise any of its remaining rights to the equity pledged under this Agreement.

10.                               Termination and Release of Pledge

After the Pledgors and Party C thoroughly and completely fulfill all their Contractual Obligations and repay all the Secured Debt, the Pledgee shall, at the request of the Pledgors, terminate the equity pledge under this Agreement on the earliest reasonable and feasible date, and assist the Pledgors in removing the registration of the equity pledge entered into the register of members of Party C, and completing the pledge cancellation registration procedure with the Registration Authority.

11.                               Fees and Other Charges

All fees and actual expenses relating to this Agreement, including but not limited to attorney’s fees, cost of production, stamp duties and any other taxes and expenses shall be borne by Party C. If the applicable law requires the Pledgee to bear certain taxes and expenses, the Pledgors shall urge Party C to fully reimburse such taxes and expenses paid by the Pledgee.

12.                               Duty of Confidentiality

The parties confirm that any and all oral or written information exchanged for the purposes of this Agreement shall be confidential. Each party hereto shall keep such information confidential and shall not disclose any such information to any third party without written consent from the other parties hereto, except in the following circumstances: (a) the public is aware of or will be aware of such information (but this is not due to disclosure of such information by the recipient thereof); (b) disclosure of such information is required by any applicable law or the rules or requirements of any stock exchange; or (c) any transaction hereunder of any party hereto requires the disclosure of such information to the legal adviser or financial adviser thereof, provided that the legal adviser or financial adviser shall be bound by the obligation of confidentiality similar to the obligations under this article. The disclosure of any confidential information by any staff member or agent employed by any party hereto shall be deemed to be disclosure of confidential information by such party, and in case of such disclosure, such party shall be liable for breach of this Agreement. This Article shall remain in force notwithstanding any termination of this Agreement for any reason.

13.                               Governing Law and Dispute Resolution

13.1                        The conclusion, effectiveness, interpretation and performance hereof as well as the resolution of disputes under this Agreement shall be governed by the laws of the People’s Republic of China.

13.2                        Any and all disputes arising from the interpretation and performance of this Agreement shall be resolved through friendly consultation among all the parties hereto. If the parties fail to agree on a settlement of such a dispute within thirty (30) days after the submission by any party to the other parties of the request for resolution of the dispute, any party hereto may refer the dispute to the China International Economic and Trade Arbitration Commission to be resolved through arbitration in accordance with the rules of arbitration in force at that time. The seat of arbitration shall be Beijing and the language to be used in the arbitral proceedings shall be Chinese. The arbitral award shall be final and binding on all the parties.

13.3                        Where any dispute arises from or relating to the interpretation and performance of this Agreement or any dispute is being arbitrated, the parties to this Agreement shall continue exercising their respective rights and performing their respective obligations under this Agreement, with the exception of those events involving the dispute.

14.                               Notice

14.1                        All notices and other communications as are required or permitted by this Agreement shall be delivered in person or by prepaid registered letter, commercial express service or facsimile to the address of the recipient party.  For each notice, a confirmation request shall also be sent by e-mail. The date on which such a notice is deemed as effectively served shall be determined in the following ways:

14.2                        Where the notice is sent in person, courier mail service or prepaid registered letter, it shall be deemed as having been effectively served on the date of delivery or rejection at the designated recipient address of the notice.

14.3                        Where the notice is sent by facsimile, it shall be deemed as having been effectively delivered on the date of successful transmission thereof (as evidenced by the automatic transmission confirmation message).

14.4                        Any party hereto may, by way of a notice to the other parties, change at any time its address for receiving such notice in accordance with this Article.

15.                               Severability

If one or more terms or conditions of this Agreement are found to be invalid, illegal or unenforceable in accordance with any law or regulations, the validity, legality or enforceability of the rest of this Agreement shall not be affected or prejudiced in any way. The parties hereto shall, through consultation in good faith, seek to replace such invalid, illegal or unenforceable terms or conditions with ones that are valid to the greatest extent possible permitted law and expected by the parties, and the economic effects of such valid terms and conditions be similar to those arising from the replaced invalid, illegal or unenforceable terms or conditions.

16.                               Appendixes

All the appendices to this Agreement shall constitute an integral part of this Agreement.

17.                               Effectiveness

17.1                        This Agreement shall enter into force as of the date when it is signed by all the parties hereto. Any amendment, alterations and supplements made to this Agreement shall be made in writing and shall come into force upon signature or seal by the parties hereto and completion of the government registration procedure (if applicable).

17.2                        This Agreement shall be executed in three (3) originals in Chinese. Each original of this Agreement shall be of equal legal binding force.

Signature page to follow

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Party A:

Pintec (Beijing) Technology Co., Ltd. (Seal)

/s/Pintec (Beijing) Technology Co., Ltd.

Legal Representative: /s/WEI Wei

The remainder of this page intentionally left blank for the signatures of the Equity Pledge Agreement.

Party B:

WEI Wei

Signed by: /s/WEI Wei

PENG Xiaomei

Signed by: /s/PENG Xiaomei

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Party C:

Xuanji Intelligence (Beijing) Technology Co., Ltd. (Seal)

/s/Xuanji Intelligence (Beijing) Technology Co., Ltd.

Legal Representative: /s/ZHENG Yudong

Appendix I

Register of Members of Xuanji Intelligence (Beijing) Technology Co., Ltd.

Dated: December 13, 2017

Number of Capital Contribution Certificate	Name of Shareholder/Name	Address	Amount of Contribution (million)	Investment
01	WEI Wei	Address: *********************	39.00	Proportion in Total Capital Contribution: 78.00% The said 78.00% equity has been pledged to Pintec (Beijing) Technology Co., Ltd.
02	PENG Xiaomei	Address: *********************	11.00	Proportion in Total Capital Contribution: 22.00% The said 22.00% equity has been pledged to Pintec (Beijing) Technology Co., Ltd.
				The Company: Xuanji Intelligence (Beijing) Technology Co., Ltd. (Seal) /s/Xuanji Intelligence (Beijing) Technology Co., Ltd. Legal Representative: /s/ZHENG Yudong